UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010

COMMUNITY BANKERS TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32590	20-2652949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Innslake Drive, Suite 200 Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On April 1, 2010, Community Bankers Trust Corporation (the “Company”) received notice from the NYSE Amex that it is not in compliance with the exchange’s continued listing standard with respect to the timely filing of its periodic reports with the Securities and Exchange Commission (the “Commission”). Specifically, the Company is not in compliance with Sections 134 and 1101 of the NYSE Amex LLC Company Guide and its listing agreement because it failed to timely file its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 form 10-K”).

As set forth in its notice, the NYSE Amex requires the Company to submit a plan of compliance by April 15, 2010, to advise the NYSE Amex of any action that the Company has taken, or will take, to file the 2009 Form 10-K and bring the Company into compliance with the listing standards by no later than June 30, 2010. The Company intends to submit the required plan to NYSE Amex by April 15, 2010.

The Company intends to file the 2009 Form 10-K with the Commission as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: April 7, 2010	By:	/s/ BRUCE E. THOMAS
Bruce E. Thomas
Senior Vice President and
Chief Financial Officer